Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$18,458,691
Realized Gain (Loss) on Swap Contracts	(1,131,909)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(13,376,220)
Unrealized gain (loss) on Fair Value of Swap Contracts	(8,186,816)
Dividend Income	312,481
Interest Income	3,096,844
ETF Transaction Fees	16,000
Total Income (Loss)	$(810,929)

Expenses
General Partner Management Fees	$412,395
Professional Fees	205,793
Brokerage Commissions	251,471
Directors' Fees and insurance	24,021
License fees	10,310
Total Expenses	$903,990
Net Income (Loss)	$(1,714,919)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/24	$750,776,397
Additions (11,900,000 Shares)	157,973,384
Withdrawals ((5,800,000) Shares)	(81,744,099)
Net Income (Loss)	(1,714,919)

Net Asset Value End of Month	$825,290,763
Net Asset Value Per Share (61,846,103 Shares)	$13.34

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596